Exhibit 99.1

1550 Peachtree Street, N.W. Atlanta, Georgia 30309

NEWS RELEASE

Contact:

Dorian Hare	Kate Walker
Investor Relations	Media Relations
(404) 885-8210	mediainquiries@equifax.com
dorian.hare@equifax.com

Equifax Delivers Record Revenue and Eighth Consecutive Quarter of Double-Digit Growth

ATLANTA, February 9, 2022 -- Equifax Inc. (NYSE: EFX) today announced financial results for the quarter and full year ended December 31, 2021.

•Record fourth quarter 2021 revenue of $1.3 billion, up 12%
•Workforce Solutions revenue growth of 29%; eleven consecutive quarters of double-digit revenue growth
•Strong new product innovation leveraging new EFX Cloud
•Closed in February bolt-on acquisition of Efficient Hire to enhance differentiated data and strengthen Workforce Solutions

“We delivered a strong 2021 with our eighth consecutive quarter of double-digit revenue growth. Our fourth quarter revenue of $1.253 billion was a record, up 12% despite a continued decline in the U.S. mortgage market. Our largest and fastest-growing business Workforce Solutions again powered our results, growing 29% along with strong growth contributions from USIS non-mortgage and International revenue,” said Mark W. Begor, Equifax Chief Executive Officer. “We have strong momentum as we enter 2022 and are continuing to reinvest our strong outperformance in bolt-on acquisitions that further position Equifax for diversified growth, including Efficient Hire, which enhances our robust suite of employer services.”

“Our EFX2023 growth strategy driving accelerated New Product Innovation leveraging the EFX Cloud, continued strong growth of Workforce Solutions, and further expanding our differentiated data will drive revenue and margin growth in 2022 and beyond by delivering differentiated solutions that ‘Only Equifax’ can provide. We are reconfirming our prior framework with full-year 2022 guidance reflecting our expectation of performance at the midpoint of revenue in a range of $5.250 billion to $5.350 billion, and Adjusted EPS in a range of $8.50 to $8.80. This reflects an increase in our core revenue growth that offsets our expectation of a sharper decline in the U.S. mortgage market of 21.5% compared to last year. We are energized about the New Equifax and remain confident in our long-term 8-12% growth framework that will deliver higher margins and free cash flow.”

Financial Results Summary

The Company reported revenue of $1,253.2 million in the fourth quarter of 2021, a 12 percent increase from the fourth quarter of 2020 on both a reported and local currency basis.

Fourth quarter 2021 diluted EPS attributable to Equifax was $0.99 per share, up from $0.61 per share in the fourth quarter of 2020.

Net income attributable to Equifax of $122.1 million was up from $74.5 million in the fourth quarter of 2020.

For the full year 2021, revenue was $4,923.9 million, a 19 percent increase from 2020 on a reported and 18 percent on a local currency basis. Diluted EPS attributable to Equifax was $6.02 per share, up from $4.24 per share for the full year 2020. Net income attributable to Equifax was $744.2 million, up from net income of $520.1 million for the full year 2020.

As further discussed in the attached Common Questions and Answers, we changed our operating segments in the fourth quarter of 2021 and integrated our Global Consumer Solutions business into our U.S. Information Solutions, Workforce Solutions and International operating segments. The change in operating segments has been applied retrospectively for the periods presented in this earnings release.

Workforce Solutions fourth quarter results

•Total revenue was $531.6 million in the fourth quarter of 2021, up 29 percent from the fourth quarter of 2020. Operating margin for Workforce Solutions was 40.5 percent in the fourth quarter of 2021 compared to 48.7 percent in the fourth quarter of 2020. Adjusted EBITDA margin for Workforce Solutions was 48.4 percent in the fourth quarter of 2021, compared to 55.8 percent in the fourth quarter of 2020.
•Verification Services revenue was $426.6 million, up 29 percent when compared to the fourth quarter of 2020.
•Employer Services revenue was $105.0 million, up 28 percent when compared to the fourth quarter of 2020.

USIS fourth quarter results

•Total revenue was $434.0 million in the fourth quarter of 2021, flat compared to the fourth quarter of 2020. Operating margin for USIS was 30.5 percent in the fourth quarter of 2021, compared to 27.7 percent in the fourth quarter of 2020. Adjusted EBITDA margin for USIS was 39.4 percent in the fourth quarter of 2021, compared to 41.6 percent in the fourth quarter of 2020.
•Online Information Solutions revenue was $313.9 million, flat when compared to the fourth quarter of 2020.
•Mortgage Solutions revenue was $40.7 million, down 19 percent when compared to the fourth quarter of 2020.
•Financial Marketing Services revenue was $79.4 million, up 14 percent when compared to the fourth quarter of 2020.

International fourth quarter results

•Total revenue was $287.6 million in the fourth quarter of 2021, up 6 percent from the fourth quarter of 2020 on both a reported and local currency basis. Operating margin for International was 16.1 percent in the fourth quarter of 2021, compared to 13.4 percent in the fourth quarter of 2020. Adjusted EBITDA margin for International was 29.9 percent in the fourth quarter of 2021, compared to 33.2 percent in the fourth quarter of 2020.
•Asia Pacific revenue was $88.4 million, up 9 percent from the fourth quarter of 2020 on a reported and local currency basis.
•Europe revenue was $90.3 million, flat from the fourth quarter of 2020 on a reported and local currency basis.
•Latin America revenue was $45.3 million, up 6 percent from the fourth quarter of 2020 and up 15 percent on a local currency basis.
•Canada revenue was $63.6 million, up 9 percent from the fourth quarter of 2020 and up 6 percent on a local currency basis.

Adjusted EPS and Adjusted EBITDA Margin

•Adjusted EPS attributable to Equifax was $1.84 for the fourth quarter of 2021, down 8 percent compared to the fourth quarter of 2020. Adjusted EBITDA margin was 32.2 percent for the fourth quarter of 2021, compared to 37.8 percent in the fourth quarter of 2020.
•Full year adjusted EPS attributable to Equifax was $7.64, up 10 percent from the prior year period. Full year adjusted EBITDA margin was 33.9 percent. compared to 36.2 percent in 2020.
•These financial measures exclude adjustments as described further in the Non-GAAP Financial Measures section below.

2022 First Quarter and Full Year Guidance
	Q1 2022		FY 2022
	Low-End	High-End	Low-End	High-End
Reported Revenue	$1.320 billion	$1.340 billion	$5.250 billion	$5.350 billion
Reported Revenue Growth	8.8%	10.5%	6.6%	8.7%
Local Currency Growth (1)	10.0%	11.7%	7.4%	9.5%
Organic Local Currency Growth (1)	4.8%	6.5%	4.2%	6.3%
Adjusted Earnings Per Share	$2.08 per share	$2.18 per share	$8.50 per share	$8.80 per share

(1)Refer to page 10 for definitions.

About Equifax
At Equifax (NYSE: EFX), we believe knowledge drives progress. As a global data, analytics, and technology company, we play an essential role in the global economy by helping financial institutions, companies, employers, and government agencies make critical decisions with greater confidence. Our unique blend of differentiated data, analytics, and cloud technology drives insights to power decisions to move people forward. Headquartered in Atlanta and supported by more than 13,000 employees worldwide, Equifax operates or has investments in 24 countries in North America, Central and South America, Europe, and the Asia Pacific region. For more information, visit Equifax.com.

Earnings Conference Call and Audio Webcast

In conjunction with this release, Equifax will host a conference call on February 10, 2022 at 8:30 a.m. (ET) via a live audio webcast. To access the webcast and related presentation materials, go to the Investor Relations section of our website at www.equifax.com. The discussion will be available via replay at the same site shortly after the conclusion of the webcast. This press release is also available at that website.

Non-GAAP Financial Measures

This earnings release presents adjusted EPS attributable to Equifax which is diluted EPS attributable to Equifax adjusted (to the extent noted above for different periods) for acquisition-related amortization expense, costs related to the 2017 cybersecurity incident (these costs are comprised of legal fees for 2021, and legal fees and incremental costs to transform our information technology infrastructure and data security for 2020), fair value adjustment of equity investments, pension mark-to-market fair value adjustment, income tax effects of Q1 2020 gain on fair market value adjustment of equity investment, foreign currency impact of certain intercompany loans, acquisition-related costs other than acquisition amortization, legal settlement unrelated to the 2017 cybersecurity incident, realignment of internal resources, income tax effect of stock awards recognized upon vesting or settlement, Argentina highly inflationary foreign currency adjustment, valuation allowance for certain deferred tax assets and tax benefit on legal settlement related to the 2017 cybersecurity incident. All adjustments are net of tax, with a reconciling item for the aggregated tax impact of the adjustments. This earnings release also presents adjusted EBITDA and adjusted EBITDA margin which is defined as consolidated net income attributable to Equifax plus net interest expense, income taxes, depreciation and amortization, and also excludes certain one-time items. These are important financial measures for Equifax but are not financial measures as defined by GAAP.

These non-GAAP financial measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as an alternative measure of net income or EPS as determined in accordance with GAAP.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures and related notes are presented in the Q&A. This information can also be found under “Investor Relations/Financial Information/Non-GAAP Financial Measures” on our website at www.equifax.com.

Forward-Looking Statements

This release contains forward-looking statements and forward-looking information. These statements can be identified by expressions of belief, expectation or intention, as well as statements that are not historical fact. These statements are based on certain factors and assumptions including with respect to foreign exchange rates, expected growth, results of operations, performance, the outcome of legal proceedings, business prospects and opportunities and effective tax rates. While the Company believes these factors and assumptions to be reasonable based on information currently available, they may prove to be incorrect.

Several factors could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to, actions taken by us, including restructuring or strategic initiatives (including our technology, data and security cloud transformation, capital investments and asset acquisitions or dispositions), as well as developments beyond our control, including, but not limited to, the impact of COVID-19 and changes in U.S. and worldwide economic conditions that materially impact consumer spending, consumer debt and employment and the demand for Equifax’s products and services. The extent to which the COVID-19 pandemic could negatively impact our operations will depend on future developments which are highly uncertain and cannot be predicted with confidence, including the duration of the outbreak, new information which may emerge concerning the severity of the COVID-19 pandemic, the actions taken to control the spread of COVID-19 or treat its impact, and changes in U.S. and worldwide economic conditions. Further deteriorations in economic conditions, as a result of COVID-19 or otherwise, could lead to a further or prolonged decline in demand for our products and services and negatively impact our business. It may also impact financial markets and corporate credit markets which could adversely impact our access to financing or the terms of any financing. We cannot at this time predict the extent of the impact of the COVID-19 pandemic and resulting economic impact, but it could have a material adverse effect on our business, financial position, results of operations and cash flows. Other risk factors include the impact of our technology and security transformation and improvements in our information technology and data security infrastructure; changes in tax regulations; adverse or uncertain economic conditions and changes in credit and financial markets, such as rising interest rates and inflation; potential adverse developments in new and pending legal proceedings or government investigations; risks associated with our ability to comply with business practice commitments and similar obligations under settlement agreements and consent orders entered into in connection with the 2017 cybersecurity incident; economic, political and other risks associated with international sales and operations; risks relating to unauthorized access to data or breaches of confidential information due to criminal conduct, attacks by hackers, employee or insider malfeasance and/or human error; changes in, and the effects of, laws and regulations and government policies governing or affecting our business, including, without limitation, our examination and supervision by the Consumer Financial Protection Bureau, a federal agency that holds primary responsibility for the regulation of consumer protection with respect to financial products and services in the U.S., oversight by the U.K. Financial Conduct Authority and Information Commissioner’s Office of our debt collections services and core credit reporting businesses in the U.K., oversight by the Office of Australian Information Commission, the Australian Competition and Consumer Commission and other regulatory entities of our credit reporting business in Australia and the impact of current privacy laws and regulations, including the European General Data Protection Regulation and the California Consumer Privacy Act, or any future privacy laws and regulations; federal or state responses to identity theft concerns; our ability to successfully develop and market new products and services, respond to pricing and other competitive pressures, complete and integrate acquisitions and other investments and achieve targeted cost efficiencies; timing and amount of capital expenditures; changes in capital markets and corresponding effects on the Company’s investments and benefit plan obligations; foreign currency exchange rates and earnings repatriation limitations; and the decisions of taxing authorities which could affect our effective tax rates. A summary of additional risks and uncertainties can be found in our Annual Report on Form 10-K for the year ended December 31, 2020 including without limitation under the captions “Item 1. Business -- Governmental Regulation” and “-- Forward-Looking Statements” and “Item 1A. Risk Factors” and in our other filings with the U.S. Securities and Exchange Commission. Forward-looking statements are given only as at the date of this release and the Company disclaims any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

EQUIFAX
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended December 31,
(In millions, except per share amounts)	2021	2020
Operating revenue	$1,253.2	$1,118.5
Operating expenses:
Cost of services (exclusive of depreciation and amortization below)	525.7	480.9
Selling, general and administrative expenses	343.1	366.5
Depreciation and amortization	132.2	101.6
Total operating expenses	1,001.0	949.0
Operating income	252.2	169.5
Interest expense	(38.5)	(36.9)
Other expense, net	(75.5)	(38.1)
Consolidated income before income taxes	138.2	94.5
Provision for income taxes	(15.2)	(16.8)
Consolidated net income	123.0	77.7
Less: Net income attributable to noncontrolling interests including redeemable noncontrolling interests	(0.9)	(3.2)
Net income attributable to Equifax	$122.1	$74.5
Basic earnings per common share:
Net income attributable to Equifax	$1.00	$0.61
Weighted-average shares used in computing basic earnings per share	122.0	121.7
Diluted earnings per common share:
Net income attributable to Equifax	$0.99	$0.61
Weighted-average shares used in computing diluted earnings per share	123.8	123.1
Dividends per common share	$0.39	$0.39

EQUIFAX
CONSOLIDATED STATEMENTS OF INCOME

	Twelve Months Ended December 31,
(In millions, except per share amounts)	2021	2020
Operating revenue	$4,923.9	$4,127.5
Operating expenses:
Cost of services (exclusive of depreciation and amortization below)	1,980.9	1,737.4
Selling, general and administrative expenses	1,324.6	1,322.5
Depreciation and amortization	480.4	391.0
Total operating expenses	3,785.9	3,450.9
Operating income	1,138.0	676.6
Interest expense	(145.6)	(141.6)
Other (expense) income, net	(43.2)	150.2
Consolidated income before income taxes	949.2	685.2
Provision for income taxes	(200.7)	(159.0)
Consolidated income from continuing operations	748.5	526.2
Less: Net income attributable to noncontrolling interests including redeemable noncontrolling interests	(4.3)	(6.1)
Net income attributable to Equifax	$744.2	$520.1
Basic earnings per common share:
Net income attributable to Equifax	$6.11	$4.28
Weighted-average shares used in computing basic earnings per share	121.9	121.5
Diluted earnings per common share:
Net income attributable to Equifax	$6.02	$4.24
Weighted-average shares used in computing diluted earnings per share	123.6	122.8
Dividends per common share	$1.56	$1.56

EQUIFAX
CONDENSED CONSOLIDATED BALANCE SHEET

	December 31,
(In millions, except par values)	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$224.7	$1,684.6
Trade accounts receivable, net of allowance for doubtful accounts of $13.9 and $12.9 at December 31, 2021 and 2020, respectively	727.6	630.6
Prepaid expenses	108.4	104.1
Other current assets	60.2	59.0
Total current assets	1,120.9	2,478.3
Property and equipment:
Capitalized internal-use software and system costs	1,727.3	1,374.5
Data processing equipment and furniture	299.6	299.9
Land, buildings and improvements	250.3	239.1
Total property and equipment	2,277.2	1,913.5
Less accumulated depreciation and amortization	(961.3)	(774.1)
Total property and equipment, net	1,315.9	1,139.4
Goodwill	6,258.1	4,495.8
Indefinite-lived intangible assets	94.9	94.9
Purchased intangible assets, net	1,898.0	997.8
Other assets, net	353.1	405.6
Total assets	$11,040.9	$9,611.8
LIABILITIES AND EQUITY
Current liabilities:
Short-term debt and current maturities of long-term debt	$824.8	$1,101.1
Accounts payable	211.6	159.1
Accrued expenses	237.5	251.8
Accrued salaries and bonuses	257.9	250.3
Deferred revenue	121.3	108.3
Other current liabilities	638.2	612.5
Total current liabilities	2,291.3	2,483.1
Long-term debt	4,470.1	3,277.3
Deferred income tax liabilities, net	358.2	332.3
Long-term pension and other postretirement benefit liabilities	130.1	130.7
Other long-term liabilities	190.0	178.1
Total liabilities	7,439.7	6,401.5
Equifax shareholders’ equity:
Preferred stock, $0.01 par value: Authorized shares - 10.0; Issued shares - none	—	—
Common stock, $1.25 par value: Authorized shares - 300.0; Issued shares - 189.3 at December 31, 2021 and 2020; Outstanding shares - 122.1 and 121.8 at December 31, 2021 and 2020, respectively	236.6	236.6
Paid-in capital	1,536.7	1,470.7
Retained earnings	4,751.6	4,185.4
Accumulated other comprehensive loss	(295.4)	(171.4)
Treasury stock, at cost, 66.6 shares and 66.9 shares at December 31, 2021 and 2020, respectively	(2,639.2)	(2,547.0)
Stock held by employee benefits trusts, at cost, 0.6 shares at December 31, 2021 and 2020, respectively	(5.9)	(5.9)
Total Equifax shareholders’ equity	3,584.4	3,168.4
Noncontrolling interests including redeemable noncontrolling interests	16.8	41.9
Total shareholders’ equity	3,601.2	3,210.3
Total liabilities and equity	$11,040.9	$9,611.8

EQUIFAX
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Twelve Months Ended December 31,
(In millions)	2021	2020
Operating activities:
Consolidated net income	$748.5	$526.2
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation and amortization	489.6	399.3
Stock-based compensation expense	54.9	54.7
Deferred income taxes	9.3	66.5
Loss (gain) on fair market value adjustment of equity investments	63.6	(149.5)
Gain on sale of asset	(4.6)	—
Gain on divestiture	(0.2)	—
Changes in assets and liabilities, excluding effects of acquisitions:
Accounts receivable, net	(66.2)	(93.7)
Other assets, current and long-term	16.4	35.8
Current and long-term liabilities, excluding debt	23.5	106.9
Cash provided by operating activities	1,334.8	946.2
Investing activities:
Capital expenditures	(469.0)	(421.3)
Acquisitions, net of cash acquired	(2,935.6)	(61.4)
Cash received from sale of asset	4.9	—
Cash received from divestitures	1.5	—
Investment in unconsolidated affiliates, net	—	(10.0)
Cash used in investing activities	(3,398.2)	(492.7)
Financing activities:
Net short-term borrowings (repayments)	323.4	(0.7)
Payments on long-term debt	(1,100.2)	(125.0)
Proceeds from issuance of long-term debt	1,697.1	1,123.3
Treasury stock purchases	(69.9)	—
Dividends paid to Equifax shareholders	(190.0)	(189.5)
Dividends paid to noncontrolling interests	(6.5)	(4.6)
Proceeds from exercise of stock options and employee stock purchase plan	46.8	41.7
Payment of taxes related to settlement of equity awards	(57.3)	(15.9)
Purchase of redeemable noncontrolling interests	(11.2)	(9.0)
Debt issuance costs	(14.5)	(9.8)
Other	—	0.3
Cash provided by financing activities	617.7	810.8
Effect of foreign currency exchange rates on cash and cash equivalents	(14.2)	19.0
(Decrease) increase in cash and cash equivalents	(1,459.9)	1,283.3
Cash and cash equivalents, beginning of period	1,684.6	401.3
Cash and cash equivalents, end of period	$224.7	$1,684.6

Common Questions & Answers (Unaudited)
(Dollars in millions)

1. Can you provide a further analysis of operating revenue for the fourth quarter and the full year by operating segment?

Operating revenue consists of the following components:

(In millions)	Three Months Ended December 31,
					Local Currency	Organic Local Currency
Operating revenue:	2021	2020	$ Change	% Change	% Change (1)	% Change (2)
Verification Services	$426.6	$330.0	$96.6	29%		17%
Employer Services	105.0	82.4	22.6	28%		16%
Total Workforce Solutions	531.6	412.4	119.2	29%		17%
Online Information Solutions	313.9	313.7	0.2	—%		(4)%
Mortgage Solutions	40.7	50.4	(9.7)	(19)%		(19)%
Financial Marketing Services	79.4	69.6	9.8	14%		14%
Total U.S. Information Solutions	434.0	433.7	0.3	—%		(3)%
Asia Pacific	88.4	81.4	7.0	9%	9%	8%
Europe	90.3	90.1	0.2	—%	—%	(1)%
Latin America	45.3	42.5	2.8	6%	15%	14%
Canada	63.6	58.4	5.2	9%	6%	5%
Total International	287.6	272.4	15.2	6%	6%	5%
Total operating revenue	$1,253.2	$1,118.5	$134.7	12%	12%	7%

(In millions)	Twelve Months Ended December 31,
					Local Currency	Organic Local Currency
Operating revenue:	2021	2020	$ Change	% Change	% Change (1)	% Change (2)
Verification Services	$1,608.9	$1,103.2	$505.7	46%		41%
Employer Services	426.5	358.5	68.0	19%		13%
Total Workforce Solutions	2,035.4	1,461.7	573.7	39%		34%
Online Information Solutions	1,349.8	1,296.4	53.4	4%		1%
Mortgage Solutions	190.4	199.8	(9.4)	(5)%		(5)%
Financial Marketing Services	246.5	215.0	31.5	15%		15%
Total U.S. Information Solutions	1,786.7	1,711.2	75.5	4%		2%
Asia Pacific	356.0	296.5	59.5	20%	11%	10%
Europe	319.9	285.2	34.7	12%	6%	4%
Latin America	175.9	160.3	15.6	10%	15%	14%
Canada	250.0	212.6	37.4	18%	12%	11%
Total International	1,101.8	954.6	147.2	15%	10%	9%
Total operating revenue	$4,923.9	$4,127.5	$796.4	19%	18%	15%

(1)Local currency revenue change is calculated by conforming 2021 results using 2020 exchange rates.

(2)Organic local currency revenue growth is defined as local currency revenue growth, adjusted to reflect an increase in prior year Equifax revenue from the revenue of acquired companies in the prior year period. This adjustment is made for 12 months following the acquisition.

2. What are the costs related to the technology transformation?

Costs related to the technology transformation are defined as incremental costs to transform our information technology infrastructure and data security. From January 1, 2018 through December 31, 2020, these technology transformation costs were excluded from adjusted net income and adjusted EBITDA. Beginning in the first quarter of 2021, technology transformation costs were included in our adjusted net income and adjusted EBITDA. Technology transformation costs for the fourth quarter and full year 2021 are provided for comparability to prior periods. We recorded $46.8 million and $111.5 million for the fourth quarter of 2021 and 2020, respectively, for technology transformation costs. We recorded $167.4 million and $358.5 million for the full year 2021 and 2020, respectively, for technology transformation costs.

3. What is the estimate of the change in overall U.S. Mortgage Market transaction volume that is included in the 2022 first quarter and full year guidance provided?

Equifax estimates the change year over year in overall U.S. Mortgage Market transaction volume as being equal to the change in total U.S. mortgage credit inquiries received by Equifax. The change year over year in total U.S. mortgage credit inquiries received by Equifax in the first quarter of 2021 was an increase of 21%, the second quarter of 2021 was a decline of 5%, the third quarter of 2021 was a decline of 21% and the fourth quarter of 2021 was also a decline of 21%. The change year over year in total U.S. mortgage credit inquiries received by Equifax for the full year 2021 was a decline of 7.5%. The guidance provided on page 3 assumes a change year over year in total U.S. mortgage credit inquiries received by Equifax in the first quarter of 2022 to be a decline of approximately 24% and for the full year 2022 to be a decline of approximately 21.5%.

4. What is the impact of the GCS integration on operating segment performance?

In the fourth quarter of 2021, we integrated our Global Consumer Solutions business into our U.S. Information Solutions, Workforce Solutions and International operating segments. U.S. consumer credit monitoring solutions businesses have been moved into U.S. Information Solutions, with the remaining U.S. consumer identity theft protection business moved to Workforce Solutions. All international consumer credit monitoring solutions businesses in Canada and Europe have been moved into the International operating segment. In addition, certain costs related to legacy GCS platforms have been reclassified as expenses within our Corporate segment, as these platforms are now being utilized by multiple operating segments and are considered global in nature. For the fourth quarter and full year 2021, costs reclassified from our legacy GCS operating segment to our Corporate segment were $4.8 million and $16.9 million, respectively. These changes in operating segments align with how we manage our business as of the fourth quarter of 2021.

The change in operating segments has been applied retrospectively to our segment results for all periods presented within this earnings release. The following table reflects the impacts of the GCS integration on revenue, operating income, operating margin, adjusted EBITDA and adjusted EBITDA margin for all periods for 2020 and 2021. Year to date amounts may not equal the sum of all quarterly periods due to rounding.

(In millions)
Revenue	Q1 2020	Q2 2020	Q3 2020	Q4 2020	FY 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021	FY 2021
Workforce Solutions (prior reporting structure)	$301.6	$352.9	$376.8	$406.5	$1,437.9	$480.9	$495.7	$508.0	$524.9	$2,009.4
Impact of segment change	6.1	6.0	5.9	5.9	23.8	6.3	6.3	6.6	6.7	26.0
Workforce Solutions (revised)	$307.7	$358.9	$382.7	$412.4	$1,461.7	$487.2	$502.0	$514.6	$531.6	$2,035.4

U.S. Information Solutions (prior reporting structure)	$343.2	$365.6	$386.3	$387.5	$1,482.5	$409.4	$405.8	$387.8	$388.5	$1,591.6
Impact of segment change	68.7	56.1	57.7	46.2	228.7	50.0	49.9	49.9	45.5	195.1
U.S. Information Solutions (revised)	$411.9	$421.7	$444.0	$433.7	$1,711.2	$459.4	$455.7	$437.7	$434.0	$1,786.7

International (prior reporting structure)	$216.0	$180.5	$218.0	$247.5	$862.1	$241.3	$250.9	$245.4	$263.0	$1,000.6
Impact of segment change	22.2	21.7	23.7	24.9	92.5	25.1	26.3	25.2	24.6	101.2
International (revised)	$238.2	$202.2	$241.7	$272.4	$954.6	$266.4	$277.2	$270.6	$287.6	$1,101.8

Operating Income
Workforce Solutions (prior reporting structure)	$133.5	$174.2	$193.2	$199.8	$700.7	$264.8	$265.2	$253.1	$214.5	$997.5
Impact of segment change	0.7	0.9	0.8	0.9	3.2	0.9	0.6	0.9	0.7	3.2
Workforce Solutions (revised)	$134.2	$175.1	$194.0	$200.7	$703.9	$265.7	$265.8	$254.0	$215.2	$1,000.7
Workforce Solutions operating margin (revised)	43.6%	48.8%	50.7%	48.7%	48.2%	54.5%	53.0%	49.4%	40.5%	49.2%

U.S. Information Solutions (prior reporting structure)	$107.6	$113.1	$128.6	$114.6	$463.9	$139.7	$126.1	$116.7	$125.0	$507.5
Impact of segment change	18.6	12.4	14.9	5.5	51.4	15.2	10.6	11.0	7.5	44.3
U.S. Information Solutions (revised)	$126.2	$125.5	$143.5	$120.1	$515.3	$154.9	$136.7	$127.7	$132.5	$551.8
U.S. Information Solutions operating margin (revised)	30.6%	29.8%	32.3%	27.7%	30.1%	33.7%	30.0%	29.2%	30.5%	30.9%

International (prior reporting structure)	$15.3	$(6.2)	$25.4	$32.2	$66.7	$27.8	$29.3	$27.9	$41.6	$126.7
Impact of segment change	0.4	0.9	3.2	4.4	9.0	2.0	4.1	4.6	4.6	15.2
International (revised)	$15.7	$(5.3)	$28.6	$36.6	$75.7	$29.8	$33.4	$32.5	$46.2	$141.9
International operating margin (revised)	6.6%	(2.6)%	11.8%	13.4%	7.9%	11.2%	12.1%	12.0%	16.1%	12.9%

Adjusted EBITDA
Workforce Solutions (prior reporting structure)	$155.3	$198.9	$217.7	$228.5	$800.3	$285.4	$287.4	$275.8	$257.7	$1,106.3
Impact of segment change	1.4	1.5	1.4	1.5	5.9	1.5	1.4	1.5	(0.4)	4.1
Workforce Solutions (revised)	$156.7	$200.4	$219.1	$230.0	$806.2	$286.9	$288.8	$277.3	$257.3	$1,110.4
Workforce Solutions adjusted EBITDA margin (revised)	50.9%	55.8%	57.3%	55.8%	55.2%	58.9%	57.5%	53.9%	48.4%	54.6%

U.S. Information Solutions (prior reporting structure)	$153.3	$161.2	$177.5	$168.7	$660.8	$175.7	$163.7	$155.4	$160.1	$654.9
Impact of segment change	21.8	16.1	18.4	11.7	68.0	17.9	13.7	14.6	11.0	57.2
U.S. Information Solutions (revised)	$175.1	$177.3	$195.9	$180.4	$728.8	$193.6	$177.4	$170.0	$171.1	$712.1
U.S. Information Solutions adjusted EBITDA margin (revised)	42.5%	42.1%	44.1%	41.6%	42.6%	42.1%	38.9%	38.8%	39.4%	39.9%

International (prior reporting structure)	$60.3	$39.5	$70.7	$84.2	$254.7	$68.1	$68.5	$65.6	$79.3	$281.5
Impact of segment change	1.6	2.9	4.7	6.3	15.5	3.5	5.9	6.7	6.7	22.8
International (revised)	$61.9	$42.4	$75.4	$90.5	$270.2	$71.6	$74.4	$72.3	$86.0	$304.3
International adjusted EBITDA margin (revised)	26.0%	21.0%	31.2%	33.2%	28.3%	26.9%	26.8%	26.7%	29.9%	27.6%

Additional information around the change in operating segments will be included within our upcoming Form 10-K for the year ended December 31, 2021. The below table illustrates revenue and operating income under our legacy operating segments for the fourth quarter and full year of 2021.

(in millions)	Q4 2021		FY 2021
Segment	Revenue	Operating Income	Revenue	Operating Income
Workforce Solutions	$524.9	$214.5	$2,009.4	$997.5
USIS	388.5	125.0	1,591.6	507.5
International	263.0	41.6	1,000.6	126.7
GCS	76.8	8.0	322.3	45.7
Corporate	—	(136.9)	—	(539.4)
Total EFX	$1,253.2	$252.2	$4,923.9	$1,138.0

Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures (Unaudited)
(Dollars in millions, except per share amounts)

A.   Reconciliation of net income attributable to Equifax to diluted EPS attributable to Equifax, defined as net income adjusted for acquisition-related amortization expense, costs related to the 2017 cybersecurity incident, fair value adjustment of equity investments, pension mark-to-market fair value adjustments, income tax effects of Q1 2020 gain on fair market value adjustment of equity investment, foreign currency impact of certain intercompany loans, acquisition-related costs other than acquisition amortization, legal settlement unrelated to the 2017 cybersecurity incident, realignment of internal resources and other costs, the income tax effect of stock awards recognized upon vesting or settlement, Argentina highly inflationary foreign currency impacts, valuation allowance for certain deferred tax assets, tax benefit on legal settlement related to the 2017 cybersecurity incident and income tax adjustments:

	Three Months Ended December 31,
(In millions, except per share amounts)	2021	2020	$ Change	% Change
Net income attributable to Equifax	$122.1	$74.5	$47.6	64%
Acquisition-related amortization expense of certain acquired intangibles (1)	56.8	36.0	20.8	58%
2017 cybersecurity incident related costs (2)	0.3	112.6	(112.3)	nm
Fair market value adjustment of equity investment (3)	63.8	13.3	50.5	nm
Pension mark-to-market fair value adjustment (4)	20.2	32.2	(12.0)	(37)%
Income tax effects of Q1 2020 gain on fair market value adjustment of equity investment (5)	—	(1.4)	1.4	nm
Foreign currency impact of certain intercompany loans (6)	0.4	3.3	(2.9)	nm
Acquisition-related costs other than acquisition amortization (7)	8.9	—	8.9	nm
Legal settlement (8)	(6.5)	—	(6.5)	nm
Realignment of internal resources and other costs (9)	8.6	31.9	(23.3)	(73)%
Income tax effects of stock awards that are recognized upon vesting or settlement (10)	(4.9)	(3.2)	(1.7)	53%
Argentina highly inflationary foreign currency adjustment (11)	0.1	—	0.1	nm
Tax impact of adjustments (14)	(41.6)	(53.6)	12.0	(22)%
Net income attributable to Equifax, adjusted for items listed above	$228.2	$245.6	$(17.4)	(7)%
Diluted EPS attributable to Equifax, adjusted for items listed above	$1.84	$2.00	$(0.16)	(8)%
Weighted-average shares used in computing diluted EPS	123.8	123.1

	Twelve Months Ended December 31,
(In millions, except per share amounts)	2021	2020	$ Change	% Change
Net income attributable to Equifax	$744.2	$520.1	$224.1	43%
Acquisition-related amortization expense of certain acquired intangibles (1)	176.4	141.8	34.6	24%
2017 cybersecurity incident related costs (2)	(0.1)	365.0	(365.1)	nm
Fair market value adjustment of equity investments (3)	64.0	(149.5)	213.5	nm
Pension mark-to-market fair value adjustment (4)	20.2	32.2	(12.0)	(37)%
Income tax effects of Q1 2020 gain on fair market value adjustment of equity investment (5)	—	(5.4)	5.4	nm
Foreign currency impact of certain intercompany loans (6)	(4.3)	6.2	(10.5)	nm
Acquisition-related costs other than acquisition amortization (7)	19.1	—	19.1	nm
Legal settlement (8)	(6.5)	—	(6.5)	nm
Realignment of internal resources and other costs (9)	8.6	31.9	(23.3)	(73)%
Income tax effects of stock awards that are recognized upon vesting or settlement (10)	(14.2)	(6.1)	(8.1)	133%
Argentina highly inflationary foreign currency adjustment (11)	(0.8)	0.5	(1.3)	nm
Valuation allowance for certain deferred tax assets (12)	—	7.0	(7.0)	nm
Tax benefit on legal settlement related to the 2017 cybersecurity incident (13)	—	(4.8)	4.8	nm
Tax impact of adjustments (14)	(61.9)	(82.8)	20.9	(25)%
Net income attributable to Equifax, adjusted for items listed above	$944.7	$856.1	$88.6	10%
Diluted EPS attributable to Equifax, adjusted for items listed above	$7.64	$6.97	$0.67	10%
Weighted-average shares used in computing diluted EPS	123.6	122.8

(1)During the fourth quarter of 2021, we recorded acquisition-related amortization expense of certain acquired intangibles of $56.8 million ($46.3 million, net of tax). We calculate this financial measure by excluding the impact of acquisition-related amortization expense and including a benefit to reflect the significant cash income tax savings resulting from the income tax deductibility of amortization for certain acquired intangibles. The $10.5 million of tax is comprised of $14.6 million of tax expense net of $4.1 million of a cash income tax benefit. During the fourth quarter of 2020, we recorded acquisition-related amortization expense of certain acquired intangibles of $36.0 million ($30.5 million net of tax). The $5.5 million of tax is comprised of $9.5 million of tax expense net of $4.0 million of a cash income tax benefit.

For the year ended December 31, 2021, we recorded acquisition-related amortization expense of certain acquired intangibles of $176.4 million ($147.6 million net of tax). The $28.8 million of tax is comprised of $45.2 million of tax expense net of $16.4 million of a cash income tax benefit. For the year ended December 31, 2020, we recorded acquisition-related amortization expense of certain acquired intangibles of $141.8 million ($120.6 million net of tax). The $21.2 million of tax is comprised of $37.3 million of tax expense net of $16.1 million of a cash income tax benefit. See the Notes to this reconciliation for additional detail.

(2)During the fourth quarter of 2021, we recorded legal fees related to the 2017 cybersecurity incident of $0.3 million ($0.3 million, net of tax). For the year ended December 31, 2021 we recorded a net benefit for legal fees net of recoveries related to the 2017 cybersecurity incident of $0.1 million ($0.1 million, net of tax). During the fourth quarter of 2020, we recorded pre-tax expenses related to the 2017 cyber security incident of $112.6 million ($82.3 million, net of tax), $112.4 million of cybersecurity incident related costs were in operating income, with the remaining $0.2 million being recorded to depreciation and amortization. $111.5 million of these expenses related to incremental costs to transform our information technology infrastructure and data security and the remaining $1.1 million related to 2017 cybersecurity incident legal fees. For the year ended December 31, 2020, we recorded pre-tax expenses related to the 2017 cyber security incident of $365.0 million ($270.5 million, net of tax), $364.8 million of cybersecurity incident related costs were in operating income, with the remaining $0.2 million being recorded to depreciation and amortization. $358.5 million of these expenses related to incremental costs to transform our information technology infrastructure and data security and the remaining $6.5 million related to 2017 cybersecurity incident legal fees. See the Notes to this reconciliation for additional detail.

(3)During the fourth quarter of 2021, we recorded a $63.8 million ($40.8 million, net of tax) loss on the fair market value adjustment of an equity investment. For the year ended December 31, 2021, we recorded a $64.0 million ($41.1 million, net of tax) loss on the fair market value adjustment of an equity investment. During the fourth quarter of 2020 we recorded a $13.3 million ($11.0 million, net of tax) loss on the fair market value adjustment of an equity investment. For the year ended December 31, 2020, we recorded a $149.5 million ($101.1 million, net of tax) gain on the fair market value adjustment of equity investments. The changes in fair value were recorded to the Other Income (Expense), net line item within the Consolidated Statements of Income. See the Notes to this reconciliation for additional detail.

(4)During the fourth quarter of 2021, we recorded a $20.2 million loss ($14.8 million, net of tax) related to the mark-to-market fair value adjustment of our pension and postretirement benefit plans. During the fourth quarter of 2020 we recorded a $32.2 million loss ($24.3 million, net of tax) related to the mark-to-market fair value adjustment of our pension and postretirement benefit plans. See the Notes to this reconciliation for additional detail.

(5)During the fourth quarter of 2020 and the year ended December 31, 2020, we recorded income tax effects of the Q1 2020 gain on fair market value adjustment of an equity investment of $1.4 million and $5.4 million, respectively. See the Notes to this reconciliation for additional detail.

(6)During the fourth quarter of 2021 and for the year ended December 31, 2021, we recorded foreign currency loss of $0.4 million and foreign currency gain of $4.3 million, respectively, related to certain intercompany loans. During the fourth quarter of 2020 and for the year ended December 31, 2020, we recorded a foreign currency loss related to certain intercompany loans of $3.3 million and $6.2 million, respectively. The impact was recorded to the Other Income (Expense), net line item within the Consolidated Statements of Income. See the Notes to this reconciliation for additional detail.

(7)During the fourth quarter of 2021 and for the year ended December 31, 2021, we recorded $8.9 million ($6.7 million, net of tax) and $19.1 million ($14.6 million, net of tax), respectively, for acquisition costs other than acquisition-related amortization. These costs primarily related to transaction costs resulting from acquisitions and were recorded in operating income. See the Notes to this reconciliation for additional detail.

(8)During the fourth quarter of 2021, we recorded a $6.5 million ($4.9 million, net of tax) true-up related to a legal settlement that was initially settled in the third quarter of 2018, which was not related to the 2017 cyber security incident. See the Notes to this reconciliation for additional detail.

(9)During the fourth quarter of 2021 and the fourth quarter of 2020, we recorded $8.6 million ($6.5 million, net of tax) and $31.9 million ($24.3 million, net of tax), respectively, of restructuring charges for the realignment of internal resources and other costs, which predominantly relates to the reduction of headcount and the realignment of our internal resources to support the Company’s strategic objectives and increase the integration of our global operations. See the Notes to this reconciliation for additional detail.

(10)During the fourth quarter and for the year ended December 31, 2021, we recorded a tax benefit of $4.9 million and $14.2 million, respectively, related to the tax effects of deductions for stock compensation in excess of amounts recorded for compensation costs. During the fourth quarter and for the year ended December 31, 2020, we recorded a tax benefit of $3.2 million and $6.1 million, respectively, related to the tax effects of deductions for stock compensation in excess of amounts recorded for compensation costs. See the Notes to this reconciliation for additional detail.

(11)Argentina experienced multiple periods of increasing inflation rates, devaluation of the peso, and increasing borrowing rates. As such, Argentina was deemed a highly inflationary economy by accounting policymakers. For the fourth quarter and year ended December 31, 2021, we recorded a $0.1 million foreign currency loss and  $0.8 million foreign currency gain, respectively, related to the impact of remeasuring the peso denominated monetary assets and liabilities as a result of Argentina being a highly inflationary economy. For the year ended December 31, 2020, we recorded a foreign currency loss of $0.5 million, related to the impact of remeasuring the peso denominated monetary assets and liabilities as a result of Argentina being a highly inflationary economy. See the Notes to this reconciliation for additional detail.

(12)During the first quarter of 2020, we recorded a valuation allowance for certain deferred tax assets of $7.0 million. See the Notes to this reconciliation for additional detail.

(13)During the first quarter of 2020, we recorded a $4.8 million tax benefit on legal settlements related to the 2017 cybersecurity incident, as finalization of the settlement terms in the first quarter have caused us to conclude the tax treatment has changed from the time we recorded the initial loss. See the Notes to this reconciliation for additional detail.

(14)During the fourth quarter of 2021, we recorded the tax impact of adjustments of $41.6 million comprised of (i) acquisition-related amortization expense of certain acquired intangibles of $10.5 million ($14.6 million of tax expense net of $4.1 million of a cash income tax benefit), (ii) a tax adjustment of $23.0 million related to the fair market value adjustment of an equity investment, (iii) a tax adjustment of $5.4 million related to the fourth quarter mark-to-market fair value adjustment of our pension and postretirement benefit plans, (iv) a tax adjustment of $2.2 million related to acquisition costs other than acquisition-related amortization, (v) a tax adjustment of $1.6 million related to a legal settlement true-up not related to the 2017 cyber security incident and (vi) a tax adjustment of $2.1 million related to the realignment of internal resources. During the fourth quarter of 2020, we recorded the tax impact of adjustments of $53.6 million comprised of (i) acquisition-related amortization expense of certain acquired intangibles of $5.5 million ($9.5 million of tax expense net of $4.0 million of a cash income tax benefit), (ii) a tax adjustment of $30.3 million related to the 2017 cybersecurity incident related legal matters, (iii) a tax adjustment of $2.3 million related to expenses for the 2017 cybersecurity incident, (iv) a $7.9 million tax adjustment related to the fourth quarter mark-to-market fair value adjustment of our pension and postretirement benefit plans and (v) a tax adjustment of $7.6 million related to the realignment of internal resources.

For the year ended December 31, 2021, we recorded the tax impact of adjustments of $61.9 million comprised of (i) acquisition-related amortization expense of certain acquired intangibles of $28.8 million ($45.2 million of tax expense net of $16.4 million of a cash income tax benefit), (ii) a tax adjustment of $0.2 million related to net benefit for legal fees net of recoveries related to the 2017 cybersecurity incident, (iii) a tax adjustment of $22.9 million related to the loss on fair market value adjustment of equity investments, (iv) a tax adjustment of $5.4 million related to the fourth quarter mark-to-market fair value adjustment of our pension and postretirement benefit plans, (v) a tax adjustment of $4.5 million related to acquisition costs other than acquisition-related amortization, (vi) a tax adjustment of $1.6 million related to a legal settlement true-up not related to the 2017 cyber security incident and (vii) a tax adjustment of $2.1 million related to the realignment of internal resources. For the year ended December 31, 2020, we recorded the tax impact of adjustments of $82.8 million comprised of (i) acquisition-related amortization expense of certain acquired intangibles of $21.2 million ($37.3 million of tax expense net of $16.1 million of a cash income tax benefit), (ii) a tax adjustment of $94.5 million related to expenses for the 2017 cybersecurity incident, (iii) a tax adjustment of $48.4 million related to cybersecurity incident related legal matters, (iv) a tax adjustment of $7.9 million related to the fourth quarter mark-to-market fair value adjustment of our pension and postretirement benefit plans and (v) a tax adjustment of $7.6 million related to the realignment of internal resources.

Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures (Unaudited)
(Dollars in millions, except per share amounts)

B. Reconciliation of net income attributable to Equifax to adjusted EBITDA, defined as net income excluding income taxes, interest expense, net, depreciation and amortization, costs related to the 2017 cybersecurity incident, fair value adjustment of equity investments, pension mark-to-market fair value adjustments, foreign currency impact of certain intercompany loans, acquisition-related costs other than acquisition amortization, legal settlement unrelated to the 2017 cybersecurity incident, realignment of internal resources and other costs, Argentina highly inflationary foreign currency impacts and presentation of adjusted EBITDA margin:

	Three Months Ended December 31,
(In millions)	2021	2020	$ Change	% Change
Revenue	$1,253.2	$1,118.5	$134.7	12%
Net income attributable to Equifax	$122.1	$74.5	$47.6	64%
Income taxes	15.2	16.8	(1.6)	(10)%
Interest expense, net*	38.1	36.4	1.7	5%
Depreciation and amortization	132.2	101.6	30.6	30%
2017 cybersecurity incident related costs (1)	0.3	112.4	(112.1)	nm
Fair market value adjustment of equity investment (2)	63.8	13.3	50.5	nm
Pension mark-to-market fair value adjustment (3)	20.2	32.2	(12.0)	(37)%
Foreign currency impact of certain intercompany loans (4)	0.4	3.3	(2.9)	nm
Acquisition-related costs other than acquisition amortization (5)	8.9	—	8.9	nm
Legal settlement (6)	(6.5)	—	(6.5)	nm
Realignment of internal resources and other costs (7)	8.6	31.9	(23.3)	(73)%
Argentina highly inflationary foreign currency adjustment (8)	0.1	—	0.1	nm
Adjusted EBITDA, excluding the items listed above	$403.4	$422.4	$(19.0)	(5)%
Adjusted EBITDA margin	32.2%	37.8%

	Twelve Months Ended December 31,
(In millions)	2021	2020	$ Change	% Change
Revenue	$4,923.9	$4,127.5	$796.4	19%
Net income attributable to Equifax	$744.2	$520.1	$224.1	43%
Income taxes	200.7	159.0	41.7	26%
Interest expense, net*	144.3	138.5	5.8	4%
Depreciation and amortization	480.4	391.0	89.4	23%
2017 cybersecurity incident related costs (1)	(0.1)	364.8	(364.9)	nm
Fair market value adjustment of equity investments (2)	64.0	(149.5)	213.5	nm
Pension mark-to-market fair value adjustment (3)	20.2	32.2	(12.0)	(37)%
Foreign currency impact of certain intercompany loans (4)	(4.3)	6.2	(10.5)	nm
Acquisition-related costs other than acquisition amortization (5)	19.1	—	19.1	nm
Legal settlement (6)	(6.5)	—	(6.5)	nm
Realignment of internal resources and other costs (7)	8.6	31.9	(23.3)	(73)%
Argentina highly inflationary foreign currency adjustment (8)	(0.8)	0.5	(1.3)	nm
Adjusted EBITDA, excluding the items listed above	$1,669.8	$1,494.7	$175.1	12%
Adjusted EBITDA margin	33.9%	36.2%

*Excludes interest income of $0.4 million and $0.5 million for the fourth quarter of 2021 and 2020, respectively. Also, excludes interest income of $1.3 million and $3.1 million for the years ended December 31, 2021 and 2020, respectively.

(1)During the fourth quarter of 2021, we recorded legal fees related to the 2017 cybersecurity incident of $0.3 million ($0.3 million, net of tax). For the year ended December 31, 2021 we recorded a net benefit for legal fees net of recoveries related to the 2017 cybersecurity incident of $0.1 million ($0.1 million, net of tax). During the fourth quarter of 2020, we recorded pre-tax expenses related to the 2017 cyber security incident of $112.6 million ($82.3 million, net of tax), $112.4 million of cybersecurity incident related costs were in operating income, with the remaining $0.2 million being recorded to depreciation and amortization. $111.5 million of these expenses related to incremental costs to transform our information technology infrastructure and data security and the remaining $1.1 million related to 2017 cybersecurity incident legal fees. For the year ended December 31, 2020, we recorded pre-tax expenses related to the 2017 cyber security incident of $365.0 million ($270.5 million, net of tax), $364.8 million of cybersecurity incident related costs were in operating income, with the remaining $0.2 million being recorded to depreciation and amortization. $358.5 million of these expenses related to incremental costs to transform our information technology infrastructure and data security and the remaining $6.5 million related to 2017 cybersecurity incident legal fees. See the Notes to this reconciliation for additional detail.

(2)During the fourth quarter of 2021, we recorded a $63.8 million ($40.8 million, net of tax) loss on the fair market value adjustment of an equity investment. For the year ended December 31, 2021, we recorded a $64.0 million ($41.1 million, net of tax) loss on the fair market value adjustment of an equity investment. During the fourth quarter of 2020 we recorded a $13.3 million ($11.0 million, net of tax) loss on the fair market value adjustment of an equity investment. For the year ended December 31, 2020, we recorded a $149.5 million ($101.1 million, net of tax) gain on the fair market value adjustment of equity investments. The changes in fair value were recorded to the Other Income (Expense), net line item within the Consolidated Statements of Income. See the Notes to this reconciliation for additional detail.

(3)During the fourth quarter of 2021, we recorded a $20.2 million loss ($14.8 million, net of tax) related to the mark-to-market fair value adjustment of our pension and postretirement benefit plans. During the fourth quarter of 2020 we recorded a $32.2 million loss ($24.3 million, net of tax) related to the mark-to-market fair value adjustment of our pension and postretirement benefit plans. See the Notes to this reconciliation for additional detail.

(4)During the fourth quarter of 2021 and for the year ended December 31, 2021, we recorded foreign currency loss of $0.4 million and foreign currency gain of $4.3 million, respectively, related to certain intercompany loans. During the fourth quarter of 2021 and for the year ended December 31, 2020, we recorded a foreign currency loss related to certain intercompany loans of $3.3 million and $6.2 million, respectively. The impact was recorded to the Other Income (Expense), net line item within the Consolidated Statements of Income. See the Notes to this reconciliation for additional detail.

(5)During the fourth quarter of 2021 and for the year ended December 31, 2021, we recorded $8.9 million ($6.7 million, net of tax) and $19.1 million ($14.6 million, net of tax), respectively, for acquisition costs other than acquisition-related amortization. These costs primarily related to transaction costs resulting from acquisitions and were recorded in operating income. See the Notes to this reconciliation for additional detail.

(6)During the fourth quarter of 2021, we recorded a $6.5 million ($4.9 million, net of tax) true-up related to a legal settlement that was initially settled in the third quarter of 2018, which was not related to the 2017 cyber security incident. See the Notes to this reconciliation for additional detail.

(7)During the fourth quarter of 2021 and the fourth quarter of 2020, we recorded $8.6 million ($6.5 million, net of tax) and $31.9 million ($24.3 million, net of tax), respectively, of restructuring charges for the realignment of internal resources and other costs, which predominantly relates to the reduction of headcount and the realignment of our internal resources to support the Company’s strategic objectives and increase the integration of our global operations. See the Notes to this reconciliation for additional detail.

(8)Argentina experienced multiple periods of increasing inflation rates, devaluation of the peso, and increasing borrowing rates. As such, Argentina was deemed a highly inflationary economy by accounting policymakers. For the fourth quarter and year ended December 31, 2021, we recorded a $0.1 million foreign currency loss and  $0.8 million foreign currency gain, respectively, related to the impact of remeasuring the peso denominated monetary assets and liabilities as a result of Argentina being a highly inflationary economy. For the year ended December 31, 2020, we recorded a foreign currency loss of $0.5 million, related to the impact of remeasuring the peso denominated monetary assets and liabilities as a result of Argentina being a highly inflationary economy. See the Notes to this reconciliation for additional detail.

C. Reconciliation of net income attributable to Equifax to adjusted EBITDA, defined as net income excluding income taxes, interest expense, net, depreciation and amortization, costs related to the 2017 cybersecurity incident, fair value adjustment of equity investments, pension mark-to-market fair value adjustments, foreign currency impact of certain intercompany loans, acquisition-related costs other than acquisition amortization, legal settlement unrelated to the 2017 cybersecurity incident, realignment of internal resources and other costs, Argentina highly inflationary foreign currency impacts and presentation of adjusted EBITDA margin for each of the segments:

(In millions)	Three Months Ended December 31, 2021
	Workforce Solutions	U.S. Information Solutions	International	General Corporate Expense	Total

Revenue	$531.6	$434.0	$287.6	—	$1,253.2
Operating Income	215.2	132.5	46.2	(141.7)	252.2
Depreciation and Amortization	39.2	42.5	33.9	16.6	132.2
Other income/(expense), net*	(0.1)	0.5	(69.5)	(6.8)	(75.9)
Noncontrolling interest	—	—	(0.9)	—	(0.9)
Adjustments (1)	3.0	(4.4)	76.3	20.9	95.8
Adjusted EBITDA	$257.3	$171.1	$86.0	$(111.0)	$403.4
Operating Margin	40.5%	30.5%	16.1%	nm	20.1%
Adjusted EBITDA Margin	48.4%	39.4%	29.9%	nm	32.2%

(In millions)	Twelve Months Ended December 31, 2021
	Workforce Solutions	U.S. Information Solutions	International	General Corporate Expense	Total

Revenue	$2,035.4	$1,786.7	$1,101.8	—	$4,923.9
Operating Income	1,000.7	551.8	141.9	(556.4)	1,138.0
Depreciation and Amortization	106.6	158.4	141.2	74.2	480.4
Other income/(expense), net*	—	2.5	(50.4)	3.4	(44.5)
Noncontrolling interest	—	—	(4.3)	—	(4.3)
Adjustments (1)	3.1	(0.6)	75.9	21.8	100.2
Adjusted EBITDA	$1,110.4	$712.1	$304.3	$(457.0)	$1,669.8
Operating Margin	49.2%	30.9%	12.9%	nm	23.1%
Adjusted EBITDA Margin	54.6%	39.9%	27.6%	nm	33.9%

*Excludes interest income of $0.4 million in the fourth quarter and $1.3 million for the year ended December 31, 2021.

(In millions)	Three Months Ended December 31, 2020
	Workforce Solutions	U.S. Information Solutions	International	General Corporate Expense	Total

Revenue	$412.4	$433.7	$272.4	—	$1,118.5
Operating Income	200.7	120.1	36.6	(187.9)	169.5
Depreciation and Amortization	18.0	31.0	36.0	16.6	101.6
Other income/(expense), net*	—	0.6	(8.9)	(30.3)	(38.6)
Noncontrolling interest	—	—	(3.2)	—	(3.2)
Adjustments (2)	11.3	28.7	30.0	123.1	193.1
Adjusted EBITDA	$230.0	$180.4	$90.5	$(78.5)	$422.4
Operating Margin	48.7%	27.7%	13.4%	nm	15.2%
Adjusted EBITDA Margin	55.8%	41.6%	33.2%	nm	37.8%

(In millions)	Twelve Months Ended December 31, 2020
	Workforce Solutions	U.S. Information Solutions	International	General Corporate Expense	Total

Revenue	$1,461.7	$1,711.2	$954.6	—	$4,127.5
Operating Income	703.9	515.3	75.7	(618.3)	676.6
Depreciation and Amortization	72.0	120.2	133.3	65.5	391.0
Other income/(expense), net*	—	2.6	133.4	11.1	147.1
Noncontrolling interest	—	—	(6.1)	—	(6.1)
Adjustments (2)	30.3	90.7	(66.1)	231.2	286.1
Adjusted EBITDA	$806.2	$728.8	$270.2	$(310.5)	$1,494.7
Operating Margin	48.2%	30.1%	7.9%	nm	16.4%
Adjusted EBITDA Margin	55.2%	42.6%	28.3%	nm	36.2%

*Excludes interest income $0.5 million in the fourth quarter and $3.1 million for the year ended December 31, 2020.

(1)During the fourth quarter of 2021, we recorded pre-tax expenses of $0.3 million for legal fees related to the 2017 cybersecurity incident, $63.8 million for a loss on the fair market value adjustment of an equity investment, a $20.2 million loss related to the mark-to-market fair value adjustment of our pension and postretirement benefit plans, $0.4 million for the foreign currency impact related to certain intercompany loans, $8.9 million for acquisition-related costs other than acquisition amortization, $6.5 million for a legal settlement adjustment unrelated to the 2017 cybersecurity incident, $8.6 million of restructuring charges for the realignment of internal resources and other costs and a $0.1 million foreign currency loss related to the impact of remeasuring the peso denominated monetary assets and liabilities as a result of Argentina being a highly inflationary economy.

For the year ended December 31, 2021, we recorded a pre-tax net benefit of $0.1 million for legal fees net of recoveries related to the 2017 cybersecurity incident, a $64.0 million loss related to the fair value adjustment of equity investments, a $20.2 million loss related to the mark-to-market fair value adjustment of our pension and postretirement benefit plans, $4.3 million for the foreign currency impact related to certain intercompany loans, $19.1 million for acquisition-related costs other than acquisition amortization, $6.5 million for a legal settlement adjustment unrelated to the 2017 cybersecurity incident, $8.6 million of restructuring charges for the realignment of internal resources and other costs and a foreign currency gain of $0.8 million related to the impact of remeasuring the peso denominated monetary assets and liabilities as a result of Argentina being a highly inflationary economy.

(2)During the fourth quarter of 2020, we recorded pre-tax expenses of $112.4 million for expenses related to the 2017 cybersecurity incident, $13.3 million for a loss on the fair market value adjustment of an equity investment, a $32.2 million charge related to the mark-to-market fair value adjustment of our pension and postretirement benefit plans, $3.3 million for the foreign currency impact related to certain intercompany loans and $31.9 million of restructuring charges for the realignment of internal resources and other costs.

For year ended December 31, 2020, we recorded pre-tax expenses of $364.8 million for expenses related to the 2017 cybersecurity incident, a $149.5 million gain related to the fair value adjustment of equity investments, a $32.2 million charge related to the mark-to-market fair value adjustment of our pension and postretirement benefit plans, $6.2 million for the foreign currency impact related to certain intercompany loans, $31.9 million of restructuring charges for the realignment of internal resources and other costs and a $0.5 million foreign currency loss related to the impact of remeasuring the peso denominated monetary assets and liabilities as a result of Argentina being a highly inflationary economy.

Notes to Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures

Acquisition-related amortization expense, net of tax - During the fourth quarter of 2021 and 2020, we recorded acquisition-related amortization expense of certain acquired intangibles of $56.8 million ($46.3 million, net of tax) and $36.0 million ($30.5 million net of tax), respectively. For the years ended December 31, 2021 and 2020, we recorded acquisition-related amortization expense of certain acquired intangibles of $176.4 million ($147.6 million net of tax) and $141.8 million ($120.6 million net of tax), respectively.

We calculate this financial measure by excluding the impact of acquisition-related amortization expense and including a benefit to reflect the material cash income tax savings resulting from the income tax deductibility of amortization for certain acquired intangibles. These financial measures are not prepared in conformity with GAAP. Management believes excluding the impact of amortization expense is useful because excluding acquisition-related amortization, and other items that are not comparable allows investors to evaluate our performance for different periods on a more comparable basis. Certain acquired intangibles result in material cash income tax savings which are not reflected in earnings. Management believes that including a benefit to reflect the cash income tax savings is useful as it allows investors to better value Equifax. Management makes these adjustments to earnings when measuring profitability, evaluating performance trends, setting performance objectives and calculating our return on invested capital.

Costs related to the 2017 cybersecurity incident - Costs related to the 2017 cybersecurity incident include legal fees to respond to subsequent litigation and government investigations. Through the year ended December 31, 2020, these costs also included incremental costs to transform our information technology, data security and infrastructure. During the fourth quarter of 2021 and for the year ended December 31, 2021, we recorded pre-tax expense of $0.3 million ($0.3 million, net of tax) and a pre-tax net benefit of $0.1 million ($0.1 million, net of tax), respectively. During the fourth quarter of 2020 and for year ended December 31, 2020, we recorded pre-tax expenses of $112.6 million ($82.3 million, net of tax) and $365.0 million ($270.5 million, net of tax), respectively. Management believes excluding these charges is useful as it allows investors to evaluate our performance for different periods on a more comparable basis. Management makes these adjustments to net income when measuring profitability, evaluating performance trends, setting performance objectives and calculating our return on invested capital. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods. Costs related to the 2017 cybersecurity incident do not include losses accrued for certain legal proceedings and government investigations related to the 2017 cybersecurity incident.

Fair market value adjustment of equity investments - During the fourth quarter and for the year ended December 31, 2021 we recorded a $63.8 million ($40.8 million, net of tax) and $64.0 million ($41.1 million, net of tax) loss related to adjusting our investment in Brazil to fair value. For the fourth quarter of 2020 and for the year ended December 31, 2020, we recorded a $13.3 million ($11.0 million, net of tax) loss and a $116.6 million ($74.8 million, net of tax) gain, respectively, related to adjusting our investment in Brazil to fair value. The investment had previously been recorded on our books at cost less impairment, as it did not have a readily determinable fair value. Subsequent to the initial public offering, our investment in Brazil has been adjusted to fair value, and will continue to be adjusted to fair value at the end of each reporting period, with unrealized gains or losses to be recorded within the Consolidated Statements of Income in Other Income (Expense), net.

During the first quarter of 2020, we recorded a $32.9 million ($26.3 million, net of tax) gain related to adjusting our equity method investment in India, in conjunction with the purchase of the remaining interest of our joint venture. Prior to the purchase of the remaining interest, Equifax did not have control over the joint venture. As a result of the transaction, Equifax recognized a gain related to the remeasurement of the preexisting equity interest in the India joint venture at the acquisition-date fair value of the business combination. Management believes excluding these charges from certain financial results provides meaningful supplemental information regarding our financial results for the fourth quarter and for the years ended December 31, 2021 and 2020, since the non-operating gains or losses are not comparable among the periods. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Pension mark-to-market fair value adjustment - We utilize a mark-to-market method of accounting for recognizing actuarial gains and losses and expected return on plan assets for our defined benefit pension and other postretirement benefit plans. Under our accounting methodology for recognizing actuarial gains and losses and expected return on plan assets for our defined benefit pension and other postretirement benefit plans, remeasurement of projected benefit obligation and plan assets are immediately recognized in earnings through net periodic benefit cost within Other Income (Expense) on the Consolidated Statements of Income, with pension and postretirement plans to be remeasured annually in the fourth quarter, or on an interim basis as triggering events require remeasurement. During the fourth quarter of 2021 and for the year ended December 31, 2021, we recorded a $20.2 million ($14.8 million, net of tax) loss related to the mark-to-market fair value adjustment of our pension and postretirement benefit plans. During the fourth quarter of 2020 and for the year ended December 31, 2020, we recorded a

$32.2 million ($24.3 million, net of tax) loss related to the mark-to-market fair value adjustment of our pension and postretirement benefit plans. Management believes excluding these charges from certain financial results provides meaningful supplemental information regarding our financial results, since the non-operating gains and losses are not comparable among the periods. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Income tax effects of Q1 2020 gain on fair market value adjustment of equity investment - During the first quarter of 2020, we recorded a gain related to adjusting our equity method investment in India, in conjunction with the purchase of the remaining interest of our joint venture. Prior to the purchase of the remaining interest, Equifax did not have control over the joint venture. As a result of the transaction, Equifax recognized a gain related to the remeasurement of the preexisting equity interest in the India joint venture at the acquisition-date fair value of the business combination. Additional income tax effects related to this transaction were recorded each quarter of 2020. Management believes excluding this gain and related income tax effects from certain financial results provides meaningful supplemental information regarding our financial results for 2020, since the non-operating gain is not comparable among the periods. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Foreign currency impact of certain intercompany loans - During the fourth quarter of 2021 and for the year ended December 31, 2021, we recorded a $0.4 million foreign currency loss and a $4.3 million foreign currency gain, respectively, related to certain intercompany loans. The impact was recorded to the Other Income (Expense), net line item within the Consolidated Statements of Income. Management believes excluding this charge is useful as it allows investors to evaluate our performance for different periods on a more comparable basis. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Acquisition-related costs other than acquisition amortization - During the fourth quarter and for the year ended December 31, 2021, we recorded $8.9 million ($6.7 million, net of tax) and $19.1 million ($14.6 million, net of tax) for acquisition costs other than acquisition-related amortization. These costs primarily related to transaction and integration costs resulting from recent acquisitions and were recorded in operating income. Management believes excluding this charge from certain financial results provides meaningful supplemental information regarding our financial results, since a charge of such an amount is not comparable among the periods. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting, and analyzing future periods.

Legal Settlement - During the third quarter of 2018, we recorded an $18.5 million ($14.1 million, net of tax) charge for legal fees and a legal settlement that was not related to the 2017 cybersecurity incident. As of December 31, 2021, the claims period related to the settlement is over and we have recorded a true-up of $6.5 million ($4.9 million, net of tax) for the final settlement amount. Management believes excluding this charge from certain financial results provides meaningful supplemental information regarding our financial results for the year ended December 31, 2021, since a charge of such an amount is not comparable among the periods. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Charge related to the realignment of internal resources and other costs - During the fourth quarter of 2021 and the fourth quarter of 2020, we recorded a restructuring charge of $8.6 million ($6.5 million, net of tax) and $31.9 million ($24.3 million, net of tax), respectively, related to the realignment of internal resources and other costs, which predominantly relates to the reduction of headcount and the realignment of our internal resources to support the Company’s strategic objectives and increase the integration of our global operations. Management believes excluding this charge from certain financial results provides meaningful supplemental information regarding our financial results for the years ended December 31, 2021 and 2020, since the charges are not comparable among the periods. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Income tax effects of stock awards that are recognized upon vesting or settlement - During the fourth quarter and for the year ended December 31, 2021, we recorded a tax benefit of $4.9 million and $14.2 million, respectively, related to the tax effects of deductions for stock compensation in excess of amounts recorded for compensation costs. During the fourth quarter and for the year ended December 31, 2020, we recorded a tax benefit of $3.2 million and $6.1 million, respectively, related to the tax effects of deductions for stock compensation in excess of amounts recorded for compensation costs. Management believes excluding this tax effect from financial results provides meaningful supplemental information regarding our financial results for the three and twelve months ended December 31, 2021, as compared to the corresponding period in 2020, because this amount is non-operating and relates to income tax benefits or deficiencies for stock awards recognized when tax amounts differ from recognized stock compensation cost. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Argentina highly inflationary foreign currency adjustment - Argentina experienced multiple periods of increasing inflation rates, devaluation of the peso, and increasing borrowing rates. As such, Argentina was deemed a highly inflationary economy by accounting policymakers. During the fourth quarter of 2021 and for the year ended December 31, 2021, we recorded a foreign currency loss of $0.1 million and foreign currency gain of $0.8 million, related to the impact of remeasuring the peso denominated monetary assets and liabilities as a result of Argentina being a highly inflationary economy. For the year ended December 31, 2020, we recorded a foreign currency loss of $0.5 million. Management believes excluding this charge is useful as it allows investors to evaluate our performance for different periods on a more comparable basis. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Valuation allowance for certain deferred tax assets - During the first quarter of 2020, we recorded a $7.0 million valuation allowance adjustment for deferred tax assets where the benefit is not expected to be realized. Management believes excluding this tax effect from financial results provides meaningful supplemental information regarding our financial results for 2020 because this amount is not comparable among the periods. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Tax benefit on a legal settlement related to the 2017 cybersecurity incident - During the first quarter of 2020, we recorded a $4.8 million tax benefit on legal settlements related to the 2017 cybersecurity incident, as finalization of the settlement terms in the first quarter caused us to conclude the tax treatment has changed from the time we recorded the initial loss. Management believes excluding this charge is useful as it allows investors to evaluate our performance for different periods on a more comparable basis. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Adjusted EBITDA and EBITDA margin - Management defines adjusted EBITDA as consolidated net income attributable to Equifax plus net interest expense, income taxes, depreciation and amortization, and also excludes certain one-time items. Management believes the use of adjusted EBITDA and adjusted EBITDA margin allows investors to evaluate our performance for different periods on a more comparable basis.